Exhibit 5.1

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K Street, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

June 28, 2018

Diana Shipping Inc.
Pendelis 16
175 64 Palaio Faliro
Athens, Greece

Re:          Diana Shipping Inc.

Ladies and Gentlemen:

We have acted as counsel to Diana Shipping Inc. (the "Company"), a Marshall Islands corporation, in connection with the Company's registration statement on Form F-3 (File No. 333-          ) (the "Registration Statement"), as filed with the U.S. Securities and Exchange Commission (the "Commission") and as thereafter amended or supplemented, relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of $500,000,000 of the Company's securities, which may include shares of common stock, par value $0.01 per share, of the Company (the "Common Shares"), including related preferred stock purchase rights (the "Preferred Stock Purchase Rights"), shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred Shares"), debt securities of the Company (the "Debt Securities"), warrants to purchase the Company's securities (the "Warrants"), purchase contracts to purchase the Company's securities (the "Purchase Contracts"), rights to purchase the Company's securities (the "Rights"), and units comprised of any of the foregoing securities (the "Units" and, together with the Common Shares, Preferred Stock Purchase Rights, Preferred Shares, Debt Securities, Warrants, Purchase Contracts and Rights, the "Securities").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the prospectus of the Company included in the Registration Statement (the "Prospectus"), (iii) the Stockholders Rights Agreement between the Company and Computershare Trust Company, N.A., dated as of January 15, 2016 (the "Rights Agreement"), and (iv) such other corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors and officers of the Company and others.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands and the State of New York:

1.          The Common Shares and the Preferred Shares have been duly authorized and when (i) the Company has taken all necessary action to approve the issuance of such Common Shares and Preferred Shares, the terms of the offering thereof and related matters and (ii) the Common Shares and Preferred Shares have been issued and delivered in accordance with the terms of the applicable definitive purchase agreement, underwriting agreement or similar agreement approved by the Company and as contemplated in the Prospectus or prospectus supplement related thereto, upon payment of the consideration thereof or provided for therein, and assuming the total number of such issued Common Shares or Preferred Shares, together with such total number of Common Shares or Preferred Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, and together with such total number of Common Shares or Preferred Shares then issued and outstanding, will not exceed the total number of such authorized Common Shares or Preferred Shares under the Company's Amended and Restated Articles of Incorporation, as then in effect, then such Common Shares and Preferred Shares will be validly issued, fully paid and non-assessable.

2.          The Preferred Stock Purchase Rights have been duly authorized and when the action with respect to the Common Shares referred to in paragraph 1 above has been taken and such Preferred Stock Purchase Rights have been issued and delivered in accordance with the terms of the Rights Agreement, such Preferred Stock Purchase Rights will be validly issued, fully paid and non-assessable.

3.          With respect to the Debt Securities, when (i) the Company has taken all necessary action to approve the issuance and terms of the Debt Securities, the terms of the offering and related matters, (ii) such Debt Securities shall have been duly authorized and executed by the parties thereto other than the Company and shall be a valid and binding obligation of such parties, enforceable against such parties in accordance with their terms and shall purport to be governed by the laws of the State of New York, and (iii) the applicable indenture relating to the Debt Securities (the "Indenture") has been duly qualified and the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the other applicable agreements approved by the Company and as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the consideration thereof or provided for therein, then the Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors' rights and remedies or the collection of debtor's obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles; or other law relating to or affecting creditors' rights generally and general principles of equity.

4.          With respect to the Warrants, Purchase Contracts and Rights (together the "Subscription Securities"), when (i) the Company has taken all necessary action to approve the issuance and terms of such Subscription Securities, the terms of the offering and related matters, (ii) such Subscription Securities shall have been duly authorized and executed by the parties thereto other than the Company and shall be a valid and binding obligation of such parties, enforceable against such parties in accordance with their terms and shall purport to be governed by the laws of the State of New York, and (iii) the Subscription Securities have been issued, executed and delivered in accordance with the terms of the applicable warrant agreement, purchase contract or rights agreement approved by the Company and as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the consideration therefor, if any, provided for therein and in any applicable definitive purchase agreement, underwriting agreement or similar agreement approved by the Company, then the Subscription Securities will constitute valid and legally binding obligations of the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors' rights and remedies or the collection of debtor's obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles; or other law relating to or affecting creditors' rights generally and general principles of equity.

5.          With respect to the Units, when (i) the Company has taken all necessary action to approve the issuance of the Units, the terms of the offering thereof and related matters and (ii) the Units have been issued and delivered in accordance with the terms of the applicable agreement(s) approved by the Company and as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the consideration thereof or provided for therein, then the Units will be validly issued, fully paid, and non-assessable.

This opinion is limited to the laws of the Republic of the Marshall Islands and the State of New York as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours, /s/ Seward & Kissel LLP